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                                                                    EXHIBIT 3.1




                            PRISON REALTY CORPORATION

                              ARTICLES OF AMENDMENT

         PRISON REALTY CORPORATION, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended by deleting Article SECOND in its entirety and inserting the following in place thereof:

         "SECOND:    Name.

                The name of this corporation shall be Prison Realty Trust, Inc. (the "Corporation").";

         SECOND: The amendment does not increase the authorized stock of the Corporation; and

         THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

         IN WITNESS WHEREOF, Prison Realty Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 11, 1999.

WITNESS:                                       PRISON REALTY CORPORATION

    /s/ Vida H. Carroll                        By:  /s/ D. Robert Crants, III
   -------------------------------             --------------------------------
   Vida H. Carroll, Secretary                  D. Robert Crants, III, President

         THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies that, to the best of his knowledge, information and belief and under the penalties for perjury, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

                                                /s/ D. Robert Crants, III
                                                --------------------------------
                                                D. Robert Crants, III, President